FILED PURSUANT TO RULE 424(b)(3)
REGISTRATION FILE NO.: 333-191331

PROSPECTUS

GS MORTGAGE SECURITIES CORPORATION II
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 4 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 110 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

March 21, 2014

Important Notice About Information Presented in this
Prospectus and the Related Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail.  These documents are:

●	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

●	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering to sell the certificates in any state where the offer or sale is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “INDEX OF DEFINED TERMS” beginning on page 114 of this prospectus.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 200 West Street, New York, New York 10282 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 112 of this prospectus.

TABLE OF CONTENTS

SUMMARY OF PROSPECTUS	3
RISK FACTORS	4
THE PROSPECTUS SUPPLEMENT	23
THE DEPOSITOR	25
THE SPONSORS	25
USE OF PROCEEDS	25
DESCRIPTION OF THE CERTIFICATES	26
THE MORTGAGE POOLS	35
SERVICING OF THE MORTGAGE LOANS	40
CREDIT ENHANCEMENT	47
SWAP AGREEMENT	49
YIELD CONSIDERATIONS	50
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	52
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	73
STATE AND LOCAL TAX CONSIDERATIONS	106
ERISA CONSIDERATIONS	106
LEGAL INVESTMENT	108
THE APPRAISAL REGULATIONS	109
PLAN OF DISTRIBUTION	110
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	112
LEGAL MATTERS	112
RATINGS	113
INDEX OF DEFINED TERMS	114

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus.  It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates.  To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the related prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. Our telephone number is (212) 902-1000.

Description of Certificates; Ratings

The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

●
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

●	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

●	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

●	the tax status of certificates;

●
whether the certificates will be eligible to be purchased by investors subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA; and

●	whether a series of certiﬁcates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the related prospectus supplement.  Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the related prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund.  As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Office Properties Have Special Risks

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.  However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants.  An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self owned anchor; or

●
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents.  In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans (or related whole loans) that identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower.  We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Retail properties may have theater tenants.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  See “Risk Factors—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in the prospectus supplement.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail properties may have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Hospitality Properties Have Special Risks

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.  Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person.  In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

Multifamily Properties Have Special Risks

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation.  The cooperative owns all the units in the building and all common areas.  Its tenants own stock, shares or membership certificates in the corporation.  This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive.  These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property.  Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●
the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●
that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Manufactured Housing Community Properties Have Special Risks

Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.  The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●
the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgaged loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Industrial Properties Have Special Risks

A large number of factors may adversely affect the value of industrial properties, including:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center).  In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Self Storage Properties Have Special Risks

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants in common under the mortgage loans will be special purpose entities.  Unless otherwise stated in the related prospectus supplement, each related tenant in common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers.  Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests.  We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans.  Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums.  The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan or 10 years past the stated maturity if the mortgage loan fully amortizes by the stated maturity (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.  The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes.  Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing.  As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by the applicable servicer may be limited by several factors.  First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”).  If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the servicing agreement in a receivership under the FDIA would be treated as a breach of the servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer.  An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or that trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the trust or trust fund.  These decisions are generally made, subject to the express terms of the applicable servicing agreement, by a servicer, a securities administrator or the trustee.  Any decision made by any of those parties in respect of the trust or trust fund in accordance with the terms of such servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

●	the prepayment provisions of the related mortgage notes; and

●	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “Description Of The Mortgage Pool” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus.  We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

Environmental Law Considerations

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “Certain Legal Aspects Of The Mortgage Loans—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

●	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

●	whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

●	the identity of each class within a series;

●	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

●
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

●	the identity of the master servicer;

●	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

●	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

●	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

●	the final scheduled distribution date of each class of offered certificates;

●	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

●	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

●	the extent of subordination of any subordinate certificates;

●	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

●	the distribution dates for each class of offered certificates;

●	the representations and warranties to be made by us or another entity relating to the mortgage loans;

●	information with respect to the terms of the subordinate certificates or residual certificates, if any;

●	whether a series of certiﬁcates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”;

●
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

●	additional information with respect to the plan of distribution;

●	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

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any significant obligors in accordance with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time-to-time (“Regulation AB”), promulgated by the U.S. Securities and Exchange Commission (the “SEC”);

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if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

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if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

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if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

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whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

GS Mortgage Securities Corporation II (the “Depositor”) was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 200 West Street, New York, New York 10282. Its telephone number is (212) 902-1000. The Depositor will not have any material assets.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor or an affiliate of the Depositor, if specifically disclosed in the related prospectus supplement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the bylaws of the Depositor provide that the Depositor shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person’s testator or intestate is or was a director, officer or employee of the Depositor or serves or served, at the request of the Depositor, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSORS

The prospectus supplement for each series of securities will identify and provide information as to the sponsor or sponsors for the related series.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade”, typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate the offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.  Further, the SEC may determine that a Rating Agency rating the offered certificates no longer qualifies as an NRSRO, or is no longer qualified to rate such offered certificates, which may also adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i)             a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii)             all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii)            all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

*           Whenever used in this prospectus the terms “certificates”, “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

In addition, the Trust Fund for a series may include various forms of credit enhancement.  Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.  See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i)       mortgage principal prepayment effects on the weighted average lives of the classes;

(ii)      the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii)     the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee or other applicable certificate registrar may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1)      all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)      all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3)      all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4)      all proceeds from the liquidation of a mortgage loan, including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5)      all proceeds received in connection with the taking of a Mortgaged Property by eminent domain other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(6)      any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7)      any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8)      any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i)        remit certain amounts for the related Distribution Date into the Distribution Account;

(ii)       to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii)      pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv)      reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i)        make remittances to the Collection Account as required by the Agreement;

(ii)       pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii)      provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i)        to cure any ambiguity;

(ii)       to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii)      to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv)       for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

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reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder; or

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reduce the aforesaid percentage of certificates of any class the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates of that class then outstanding.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that (unless otherwise disclosed in the related prospectus supplement) the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i)        the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii)       the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii)      the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv)      mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i)        information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

(ii)       updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii)      financial information relating to the underlying Mortgaged Properties;

(iv)      information with respect to delinquent mortgage loans;

(v)       information on mortgage loans which have been modified; and

(vi)       information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the trustee (or any other paying agent as may be identified in the related prospectus supplement) of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of related Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.”  Each combination of Exchangeable Certificates will be issued by the related Trust Fund.  At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges.  If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

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the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different Types of Combinations May Exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate  interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics.  Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates.  A Certificateholder will be required to provide notice to the trustee (or any other paying agent as may be identified in the related prospectus supplement) prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee (or any other paying agent as may be identified in the related prospectus supplement) receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and payment of the exchange fee. A Certificateholder’s notice to the trustee (or any other paying agent as may be identified in the related prospectus supplement) will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to The Depository Trust Company’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement.  Distributions will be made to the Certificateholder of record as of the applicable record date.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan in a mortgage pool is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1.             mortgage loans with fixed interest rates;

2.             mortgage loans with adjustable interest rates;

3.             mortgage loans with principal balances that fully amortize over their remaining terms to maturity or anticipated maturity date;

4.             mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity or anticipated maturity date of the loan;

5.              mortgage loans that provide incentives (such as an increase in the applicable interest rate, among other things) for, but do not require, repayment in full on an anticipated repayment date prior to maturity;

6.             mortgage loans that provide for recourse against only the Mortgaged Properties; and

7.             mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “Certain Legal Aspects Of The Mortgage Loans—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

(i)        the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii)       the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii)      the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv)       the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v)       the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi)       the current loan balance-to-original valuation ratios of the mortgage loans;

(vii)      the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii)     the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix)      the debt service coverage ratios relating to the mortgage loans;

(x)       information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi)      information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii)     payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date”) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans  to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee or other designated custodian, to the extent required by the Agreement:

(i)        the mortgage note, endorsed to the order of the Trustee or in blank without recourse;

(ii)       the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii)      any assumption, modification or substitution agreements relating to the mortgage loan;

(iv)      a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v)       if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi)      a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii)     any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee or other designated custodian will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee or other designated custodian is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee or other designated custodian will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee, within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to (unless otherwise specified in the related prospectus supplement) the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust

Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i)        have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii)       have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii)      have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv)       comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

●
negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

●	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

●	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor

If so specified in the related prospectus supplement, an advisor (the “Operating Advisor”) may be selected to approve, direct or consult with, the special servicer as to recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor may be entitled to approve or consult regarding certain actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, and extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special

Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “Description Of The Certificates—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of or consultation with an Operating Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to us, the trustee or certificate administrator or any other party as may be identified in the related prospectus supplement, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor or other party specified in the related prospectus supplement will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i)        with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement (subject to any applicable grace period);

(ii)       with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required (subject to any applicable grace period) any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii)      with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv)       with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)       with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi)      with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement, at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee or as otherwise selected as described in the related prospectus supplement will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full.  If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap.  In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps.  In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors.  In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars.  An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap.  In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class  for the rate of interest on  that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in or as contemplated by the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of the mortgage loans and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note or loan agreement. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “Certain Legal Aspects Of The Mortgage Loans—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month (expressed as a rate per annum) relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute “fair consideration”. The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994).  The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

Automatic Stay

The Bankruptcy Code may affect the ability to enforce certain rights under a mortgage in the event that a borrower becomes the subject of a bankruptcy or reorganization proceeding under the Bankruptcy Code.  Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the mortgagee’s exercise of such remedies, including foreclosure, in the event that such borrower becomes the subject of a proceeding under the Bankruptcy Code.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances.  The amount of the loan secured by the real property may be reduced to the then current value of the property pursuant to a confirmed plan of reorganization or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve the above described bankruptcy issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases.  In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents.  For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  Rents and leases may also escape an assignment of such rents and leases (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”.  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus or in the prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in a Trust Fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgaged properties that will be included in each mortgage pool.  The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

●	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

●	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

●	involving radon; or

●	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as a Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as a Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator”, however, is a person “who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest” (the “Secured-Creditor Exemption”).  This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the Secured-Creditor Exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the Secured-Creditor Exemption.  In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Secured-Creditor Exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the Secured-Creditor Exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for an exemption similar to the Secured-Creditor Exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of state specific provisions that may be material to investors for states where Mortgaged Properties securing a substantial principal amount of mortgage loans backing a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.  Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”).  The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses.  Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (“California Military Code”) provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Forfeitures in Drug and RICO Proceedings

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the Mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, each of the Depositor, the issuing entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of a Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury”) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 Notice

The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.  The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this prospectus and the related prospectus supplement.  You should seek advice based on your particular circumstances from an independent tax advisor.

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the related prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” below and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Federal Income Tax Consequences For REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool”. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the related prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages”, within the meaning of Code Section 860G(a)(3), for other REMICs.  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day”, which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Status of Regular Certificates

Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income on the Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust Fund would be so treated.  For purposes of the foregoing tests, the REMIC Pools are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust Fund qualify for each of the foregoing treatments, the Regular Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  Certificates held by a domestic building and loan association will not be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the

Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter.  Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond, then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter.  If a holder makes the election with respect to a market discount bond, then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate.  Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate.  A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless. Under Code Section 166, except as provided below, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained (and not previously deducted) with respect to principal during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Certificates are entitled to any deduction under Code Section 166 for bad debt loss.  Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.”  Consequently, a beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests (or separate Exchangeable Certificates representing each underlying REMIC regular interest), (ii) sell one of those related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) and (iii) retain one or more of the remaining related REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests), the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests (or Exchangeable Certificates representing such related REMIC regular interests) sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests.  The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, the Trustee will treat each Exchangeable Certificate as a single debt instrument, regardless of whether the treatment described in the immediately preceding sentence could apply.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (that is not an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges.  If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion.  Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual

Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities.  Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative.  In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates.  Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC in the issuing entity.  A Residual Certificateholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions.  The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates.  However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income”. The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.  A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income:  (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.  Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Acquisition Premium. Generally, the REMIC Pool’s treatment of original issue discount and acquisition premium will be determined in the same manner as original issue discount income on, and acquisition premium for, Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Acquisition Premium” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium”, a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any person other than a U.S. Person (a “Non-U.S. Person”) or its agent other than (i) a Non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations”. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A)      the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B)      the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities.  Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate.  Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the related prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement.  Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes IRS Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  With respect to IRS Forms W-8BEN, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law.  Additional information may be required from Holders that are “foreign financial institutions” under FATCA.  See “—FATCA” below. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person.  In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates.  Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the Regular Certificates, that are entered into before July 1, 2014, are not subject to FATCA, it is expected that these provisions will not apply to payments on the Regular Certificates.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a manner different than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Federal Income Tax Consequences for Certificates
as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees”. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Recharacterization of Servicing Fees” and “—Stripped Certificates”, respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.           A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.           A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.           A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium”.

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates”, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General”, subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code

Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations”, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount”, without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General”, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”. However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General”, the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates”. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates”.

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans.  Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans.  Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such ERISA Plan.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code.  However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the ERISA Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets”, it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Plan Asset Regulations”) concerning whether or not an ERISA Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an “equity interest” (such as a certificate) in the entity.  Section 3(42) of ERISA modifies the Plan Asset Regulations in certain respects.

Certain exceptions are provided in the Plan Asset Regulations, through which an investing ERISA Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors”, which are defined as ERISA Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each ERISA Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by an ERISA Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization”, which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates”.

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates.  Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with their counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one

NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of offered certificates by any NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by this prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of that series of certificates, including the initial public offering or purchase price of each class of offered certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings of different series may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

1.	By negotiated firm commitment underwriting and public reoffering by underwriters specified in the related prospectus supplement;

2.	By placements by the Depositor with investors through dealers; and

3.	By direct placements by the Depositor with investors.

As more fully described in the related prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co., acting as sole underwriter or together with such other underwriters, if any, named in the prospectus supplement. The Depositor is an affiliate of Goldman, Sachs & Co. and, as such, Goldman, Sachs & Co. will have a conflict of interest in underwriting any offered certificates.  The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by a selling certificateholder will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the selling certificateholder to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a selling Certificateholder’s offering of certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement.  The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the offered certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and the related prospectus supplement.  Information that we file later with the SEC will automatically update the information in this prospectus and the related prospectus supplement.  All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.  In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement.  As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 200 West Street, New York, New York 10282 (phone: 212-902-1000).

This prospectus and the related prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10-K, distribution reports on Form 10-D, and current reports on Form 8-K, can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C.  20549.  Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C.  20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the registration statement (SEC File No. 333-191331), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.  Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 200 West Street, New York, New York 10282 (phone: 1-866-471-2526), Attention: Prospectus Department.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets to which such securityholders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.  Furthermore, ratings on mortgage-backed securities do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

		Financial Intermediary	27
1		FIRREA	109
		FIRREA Appraisal	109
1986 Act	76	Form 8-K	37

A		G

ADA	72	Garn-St Germain Act	67
Advances	43
Agreement	26	H
Appraisal Regulations	109
Assessment of Compliance	45	Holders	28

B		I

Balloon Payments	51	Insurance Proceeds	29
Bankruptcy Code	55	IRS	76
beneficial owner	27
		L
C
		Lender Liability Act	64
California Military Code	69	Letter of Credit Bank	48
CERCLA	64
Certificateholders	28	M
Closing Date	37
Code	73	Master Servicer	40
Collection Account	29	Master Servicer Remittance Date	30
Cut-Off Date	29	Mortgage Loan File	38
		Mortgage Loan Schedule	38
D		Mortgaged Property	35
		Mortgages	35
Defective Mortgage Loans	39
Department	107	N
Depositor	25
Depository	27	Non-U.S. Person	91
Disqualified Non-U.S. Person	91	NRSRO	26
Disqualified Organization	108
Distribution Account	29	O
Distribution Date	28
		OID Regulations	77
E		Operating Advisor	41

EDGAR	33	P
Environmental Condition	64
ERISA	106	Pass-Through Entity	91
ERISA Plans	106	Permitted Investments	31
Event of Default	46	Plan Asset Regulations	107
Exchange Act	26	Plans	106
Exchangeable Certificates	33	Prepayment Assumption	78
		Prepayment Premium	30
F		Property Protection Expenses	30

FATCA	98
FDIA	21

R		SMMEA	108
		Special Servicer	40
Random Lot Certificates	77	Specially Serviced Mortgage Loans	40
Rating Agency	26	Standard Certificateholder	99
REA	6	Standard Certificates	99
Regular Certificateholder	77	Startup Day	75
Regular Certificates	74	Stripped Certificateholder	103
Regulation AB	24	Stripped Certificates	99, 102
Relief Act	68	Subordinate Certificates	47
REMIC	32	Substitute Mortgage Loans	39
REMIC Certificates	74
REMIC Pool	74	T
REMIC Regulations	73
REO Account	30	Title V	70
REO Property	29	Title VIII	70
Repurchase Price	39	Treasury	73
Residual Certificateholder	87	TRIPRA	72
Residual Certificates	74	Trust Fund	26
Responsible Party	38	Trustee	35

S		U

SEC	24	U.S. Person	93
Secured-Creditor Exemption	64	Underwriter’s Exemption	108
Securities Act	25
Senior Certificates	47	V
Servicing Fee	43
Similar Law	106	Voting Rights	47